PetAirways, Inc.

Investor Presentation
March 2011

Andrew Warner
President and CFO

awarner@petairways.com
408-248-6000 ext.108

PetAirways

Forward Looking Statements

This presentation contains forward looking statements about our expectations with respect to future results in the slides labeled "Guidance and Assumptions" and elsewhere throughout this presentation. These statements are made pursuant to the Private Securities Litigation Reform Act of 1995. Forward looking statements inherently involve risks and uncertainties that could cause or contribute to differences in actual results. Such risks include all of the risk factors set forth in our 8-K filed on March 8, 2011, in our 10-K and 10-Qs and in our other filings with the SEC from time to time, and in particular on the risks associated with the assumptions set forth in this presentation on the slides labeled "Guidance and Assumptions." By making these forward looking statements, the company undertakes no obligation to update these statements following the date of this presentation.

PetAirways

About Us

OTC.QB PAWS

Pet Airways is the world's only airline designed specifically for the comfortable, and safe transportation of pets.

•founded 2005

•first commercial flight in July 2009

•completed reverse merger in August 2010

•currently serve coast to coast covering 9 cities in the U.S.





PetAirways

The Problem

- Over 380 million pets in the U.S. with $48B spent on pets each year.[1]
- Each year 84 million pets travel with their owners.[2]
- 2 million travel by air[3] most are shipped as cargo and approximately 5,000 are injured[4]
- Continental Airlines- shipped 145,000 pets as cargo in 2010.[5]
- Some airlines allow small pets as carry-on luggage BUT still not an ideal environment for pets.

1. 1. American Pet Products Manufacturers' Assoc. 2. American Animal Hospital Association 3. US Department of Transport 4. San Francisco SPCA Study 1998 5. Continental Airlines spokesperson.

PetAirways

Pets in Cargo – Marketing and Reality

The Marketing	The Reality
Temperatures are always controlled.	Air temperatures vary from below zero to over 100 degrees. Ground temperatures are not controlled.
There is good ventilation for my pet.	Oxygen pressure and ventilation is minimized for fire suppression.
Pets travel in a special secure area.	Pets are strapped in under a cargo net by the door.
The pilot and crew knows my pet is on board.	Not always the case. Pets are classified as baggage.
Airlines take care of your pet.	Virtually every airline has been cited for mishandling pets.
Pets are safe and secure at all times.	Pets routinely escape from cargo, or go missing from airports.
Small pets can travel as carry on baggage under the seat.	In 2010 a dog on a US Airlines flight escaped. It bit a flight attendant and a passenger.

PetAirways

The Online Reservations System


PetAirways
Travel For Your Best Friend
A pet-only airline where pets fly in the main cabin, NOT in cargo!
Login Pet Store Help
Home Reservations Airport Directions Why Fly Pet Airways Pet Travel Guide FAQs Blog Investors
Find a Flight
from:
to:
Round-Trip One-Way
Number of Pets: 1
Depart Date:
Return Date:
Pet's Name:
Breed:
Animal Type
Select Height
Select Weight
Search
Florida and Atlanta flights currently scheduled for the weeks of: Jan. 4, 25; Feb. 15; Mar 1, 15 and Apr 12, 26
The first airline with
Four Leg Room.
Pet Airways flies pets only in the main cabin, coast-to-coast.
View schedule
Our number one priority is your pet's safety and comfort.
Pawsenger™ care
Learn what your pet needs to travel with Pet Airways.
Health requirements
Where's Fluffy, Sparky or Fido? Check progress along the way.
Track flights

PetAirways

The Pet Airways Experience:

- Pet Parents book flights on line or with book with our agents by phone.
- Pets are checked in at our pet-friendly lounges at the airport.
- Pets are secured in pet carriers and taken to the main cabin of the plane.
- A trained pet attendant is on board and to constantly monitor the pets.
- The plane is completely climate controlled throughout the flight.
- Real time travel status updates are available on-line.
- Pet Parents never have to worry about their pets. Pet are always taken care of with potty breaks, walks, food and even boarding.

PetAirways

Current Routes - 9 Cities



Hartford CT
New York City
New Jersey
Philadelphia
Milwaukee
Fort Collins
Denver
Omaha
Chicago
Baltimore
Washington D.C.
Richmond VA
Los Angeles
Phoenix
Colorado Springs
San Diego
Atlanta
Ft. Lauderdale
2 Hour Driving Radius From Pet Lounges
City

PetAirways

Competition

- Existing airlines transport pets as cargo if the pet cannot fit under the seat.
- Some airlines allow a limited number of small pets as carry on luggage but for how long?
- Ground transportation services – not ideal for long distances and takes time.
- Concierge services – deal with the paperwork – pets still fly as cargo.
- Boarding the pet instead of taking your pet with you.
- Leave your pet at home.

PetAirways

Competitors Pricing

• As accompanied baggage	$150 - $250
• Air Cargo	$250 - $1,000
• Ground transport	$100 - $800
• Pet Boarding (1 week stay)	$350 - $595

Pet Airways Pricing $150 - $1,200

Depending on size of pet and distance flown. Average ticket price is currently around $500.

We have flown over 5,000 pets since 2009 and over 3,000 pets in 2010.

PetAirways

Current Target Markets

- Breeders.
- Second homeowners.
- People Relocating.
- Pet Rescue Organizations.
- Pet Shows.
- Vacationers.

Future Target Market

- Airlines. - as a tie-in service for their passengers.

PetAirways

Proven Business Model with Large Growth Potential

- Since our first flight in July, 2009, we have flown over 5,000 pets.
- Expanded operations to 9 cities with a weekly flight schedule
- Many flights are at or near capacity.
- Over **27,000 attempts to book** per month on our reservation system.
- Attempts to make reservations fail because there are no available seats on the flight or the choice of city is not yet available.

PetAirways

Building the Business

Phase 1: Launch

- Establish trans-continental route. (9 cities)
- Created scalable operations.

Phase 2: National Roll-Out

- National Platform within the U.S.
- Add flights to Canada.
- Add new revenue streams:
  - Boarding services.
  - Grooming.
  - Ground transport.
  - Door to door services.
  - Retail operations.

PetAirways

Solid Revenue Growth and 2011 Plans

- YTD Q3 2010 Revenue $873K <u>over 3 times</u> YTD Q3 2009.
- Currently fly to 9 cities.
- Plan to expand to 15 cities by the end of 2011.
- Introduce new format pet lounges with expanded services and revenue opportunities including:
  - On airport pet boarding facilities for both travelling and non travelling pets.
  - Grooming services for pets.
  - Retail space for pet accessories.

PetAirways

Accelerating Revenue Growth Beyond 2011

- Retro-fit existing pet lounges to offer enhanced services of boarding, grooming and retail.
- Add additional cities so we have 85% of the US population within 2 hours of our airport.
- Add off airport pet lounges for convenient drop off and pick up of pets.
- Move to a hub and spoke system for more efficient operations.
- Introduce intra-city ground transportation and door to door limo services.
- International Fights starting with Canada and penetrate other markets beyond North America.
- New added value services for example Pet Health Insurance.

PetAirways

An International Brand

We have generated enormous world-wide coverage on a limited budget:

- Over 2,000 TV news stories in the U.S. including Fox News, CNN, ABC, CNN, CBS, NBC, MSNBC, BBC America and many local news stations.

- Reports in over 1,000 newspapers including the Wall Street Journal, New York Times, USA Today, Chicago Tribune, LA Times, NY Post, Entrepreneur, Cosmopolitan and AARP.

- International coverage Europe (including UK, France and Germany) and Asia.

- YouTube Pet Airways video viewed over 157,000 times. Over 27,300 Facebook members and 8,000 Twitter followers.

- Website page views of over 500,000 per month.

- Featured segments on the Today Show, Good Morning America, The Early Show, Fox and Friends, BBC World News , Discovery Channel, Animal Planet and Univision.

PetAirways

What Pet Parents are saying

"Thanks, Pet Airways. Can't say enough about your personal service and true concern for our beloved puppies."

"Everything worked out so well, and we were very happy with the level of compassion and service provided by the entire Pet Airways staff."

"Got my dog yesterday from BWI. You guys are awesome. Thank you for taking good care of him. He was very, very happy!"







PetAirways

Key Management Team

Dan Wiesel	Co- Founder, Chairman and CEO	CEO, Interlink Recruiting. COO, Stitchit Corporation. President, The Wendemere Group. Vice President NAPICO and a Private Pilot
Alysa Binder	Co- Founder, Chief Development Officer, Director	President, Interlink Recruiting, Marketing Consultant to start up companies.
Andrew Warner	President and CFO, Director	CFO, EnergyConnect Group, Inc. CFO SmartDisk Corporation. CEO Zio Corporation. CFO and EVP SCM Microsystems.
Dr. Jeff Werber DVM.	Director Veterinary Services	Emmy Award wining Vet. Vet to many Hollywood stars. Personal vet to Lassie.
David Crane	VP Technology	Principal of Strategic Networking, Inc. serving clients such as Adobe Systems, HP and Symantec

Guidance and Assumptions

The forward looking statements set forth below and elsewhere in this presentation are based on the following assumptions and are subject to the risk factors that are outlined in our 8-K filed on March 8, 2011, our 10-K and 10-Qs and our other filings with the SEC from time to time. There can be no assurance that the following assumptions will be met or that we will achieve our present expectations for future results. Our guidance on the following slide assumes that:

- We are able to raise significant additional capital in Q1 2011 to fund our growth
- We open additional pet lounges at airport locations in cities across North America
- Any significant increases in fuel prices are offset with higher ticket prices and the higher prices do not have an adverse impact on the demand for our services
- Suburban Air continues to provide specially configured aircraft as our demand increases
- We are successful in generating non flight revenues from additional services such as grooming, ground transportation and pet boarding
- As we open new lounges in new cities there is demand for our flight services that allows the company to cover its flight related expenses

PetAirways

Guidance and Assumptions

Based on the preceding assumptions and subject to the risk factors that are outlined in our filings with the SEC:

Based on strong demand in Q4 2010 we expect full year 2010 revenues to be approximately $1.3 million

We expect 2011 revenues to be more than double the 2010 guidance provided above, and we expect to record positive gross margins by Q4 2011

We expect continued revenue growth and positive gross margins in 2012 and to be break even on a cash basis in the fourth quarter of 2012

PetAirways

Investment Highlights

- The worlds only pet airline where pets travel in the main cabin.
- Proven business model and huge growth potential.
- Over 5,000 happy pets flown since July 2009.
- Currently fly to 9 cities ready to scale and create a national footprint.
- PetAirways is already a worldwide brand.
- Add profitable revenue streams as we expand the PetAirways brand.
- Proven management team.

Selected Financial Information

PetAirways

Lounges and City Pair Combinations

Number of Lounges	Number of City Pairs
9	72
10	90
15	210
20	380
25	600
30	870
40	1,560

PetAirways

Key Financial Data

• Shares Outstanding as at December 31st 2010	38,340,089 common shares
• Insider Ownership	45%
• Free Float Approx.	6,980,000 common shares
• 52 Week Trading Range at March 4th 2011	$0.85 to $3.00
• Warrants Outstanding at Sept 30th 2010	2,325,000 at $1.00
• Option Pool 4 million	

PetAirways

YTD Revenues 3 Fold Increase

000's	3 Months ended Sept 30 2010	3 Months ended Sept 30 2009	9 Months ended Sept 30 2010	9 Months ended Sept 30 2009
Revenue	356	188	873	247
Margin	(235)	(263)	(235)	(204)
Operating Expenses	1,862	422	2,327	575
Operating Loss	(2,097)	(685)	(2,561)	(779)
Net Loss	(2,171)	(685)	(2,637)	(787)

2010 Operating Expenses include $885,000 of non cash stock based compensation

PetAirways

Improving Balance Sheet

$000's	Sept. 30 2010	Dec 31st 2009
Cash and CD's	373	171
Other Assets	153	89
Total Assets	**526**	**260**
Accounts Payable and Current Liabilities	249	184
Debentures	1,305	0
Shareholders Equity	(1,028)	76
Total Liabilities	**526**	**260**

In November 2010 we closed a Private Placement for $2.0 million at 50 cents / share with no warrants